Exhibit 99.1

News

CONTACTS:	FOR IMMEDIATE RELEASE

Investors

Media

Josh Hirsberg

Robert W. Stewart

702.699.5269

702.699.5043

hirsbergj@caesars.com	stewartr@caesars.com

Caesars reports record financial results for first quarter of 2004

Revenue, EBITDA, net income, EPS surpass all previous first quarter results

Las Vegas, April 22, 2004 – Caesars Entertainment, Inc. (NYSE: CZR) today reported record financial results for the quarter ended March 31, 2004.

First quarter 2004 results

For the first quarter of 2004, the company reported record net income of $79 million, or $0.25 per fully diluted share. That represents a 93 percent increase from net income of $41 million, or $0.14 per fully diluted share, reported for the first quarter of 2003.

Adjusted net income for the first quarter of 2004 was a record $71 million, or $0.23 per diluted share, an increase of 73 percent from adjusted net income of $41 million, or $0.14 per diluted share, recorded in the first quarter of 2003.

Adjusted net income for the first quarter of 2004 excludes results from the Las Vegas Hilton. Las Vegas Hilton results are being treated as “discontinued operations” pending the sale of the property, which is expected to close in the second quarter of 2004. Adjusted net income for the first quarter of 2003 excludes results from the Las Vegas Hilton and $1 million in pre-opening expense associated with the debut of the Celine Dion show, “A New Day….” at The Colosseum at Caesars Palace.

Net revenue for the first quarter of 2004 was a record $1.196 billion, compared to $1.086 billion in the first quarter of 2003. First quarter EBITDA – earnings before interest, taxes, depreciation and amortization and other charges – was a record $312 million, up 17 percent from the $267 million in EBITDA reported for the first quarter of 2003.

(Throughout this press release, results from the Las Vegas Hilton are treated as “discontinued operations” for the current and comparative year-ago periods. That means Las Vegas Hilton results are excluded from such financial measures as net revenue, EBITDA, operating income, interest expense and other items.)

- MORE-

3930 Howard Hughes Parkway • Las Vegas, Nevada 89109 • 702.699.5000 • www.caesars.com

Record first-quarter performance

“In our first quarter as Caesars Entertainment, we showed substantial strength in all of our regions,” said Caesars Entertainment President and Chief Executive Officer Wallace R. Barr. “We posted record results in the West, and reported our second-best performance ever in the Mid-South. In the East, our results were significantly better than expected, given increased health care costs and the presence of new competition.

“Our performance demonstrates that our strategy is working. We’re doing a better job of managing the resources that we have and we continue to make disciplined investments that are paying off for the company and our shareholders,” Barr added.

First quarter highlights

•      The Western Region reported record EBITDA of $149 million, up 42 percent from the $105 million reported for the first quarter of 2003. EBITDA margin for the region rose to 28 percent from 24 percent in the first quarter of 2003. Western Region results were driven by strong performances on the Las Vegas Strip, where EBITDA rose 48 percent. Caesars Palace reported a 74 percent increase in EBITDA, and at Paris Las Vegas, EBITDA rose 65 percent.

•      In the Eastern Region, EBITDA was $87 million, compared to $88 million for the first quarter of 2003, despite the introduction of new competition from the Borgata Hotel Casino and Spa and increased taxes and health care costs. EBITDA margin was 25 percent, compared to 26 percent in the first quarter of 2003.

•      The Mid-South Region recorded EBITDA of $67 million, the region’s second best first-quarter performance. That compares to $62 million for the first quarter of 2003. EBITDA margin was 23 percent, even with the year ago-quarter. Improved results in the Mid-South largely were driven by a 36 percent year-over-year improvement at Grand Casino Biloxi and a 12 percent increase at Caesars Indiana.

•      The company paid down an additional $138 million of indebtedness, reducing its total debt to $4.49 billion as of March 31, 2004. Since the beginning of 2002, the company has reduced debt balances by approximately $829 million. After the proceeds of the pending sale of the Las Vegas Hilton are allocated to debt repayment, pro forma debt reduction since the beginning of 2002 will increase to $1.1 billion.

•      Elton John and his band opened a new show, “The Red Piano,” to rave reviews at the 4,100-seat Colosseum at Caesars Palace on February 13. Elton John will perform more than 40 shows at the venue in 2004, alternating with Celine Dion’s “A New Day…”

•      Jimmy Buffett officially opened the Margaritaville café at the Flamingo Las Vegas with two crowd-pleasing performances, one inside the restaurant and a second staged on a sandy beach created for the event atop one of the resort’s largest pools. Operating results for Margaritaville in the first quarter significantly exceeded expectations.

•      The Big Sandy Band of Western Mono Indians signed a preliminary agreement that would enable the company to develop and manage a $200-million casino resort on tribal land near Fresno, California. The company previously announced that it is negotiating with the Pauma-Yuima Band of Luiseño Mission Indians to develop a Caesars-branded casino resort in northern San Diego County, California.

•      The company launched the “Best Rate Plus Guarantee,” a new program that gives guests greater incentives to book rooms directly through Caesars Entertainment web sites by guaranteeing them the lowest-available web price for a Caesars room.

•      The James Beard Foundation in New York nominated Bradley Ogden’s namesake restaurant at Caesars Palace as one of the five best new restaurants in the United States. Bradley Ogden was the only restaurant outside of New York City to be nominated for the national award.

•      Golf Magazine named Caesars Entertainment’s luxury desert golf course, Cascata, as one of the top 20 golf courses built in the United States since 1959 and the best golf course built in Nevada during that period.

•      The company announced that Paris Las Vegas will be the site of the North American debut this coming August of the hit rock musical “We Will Rock You,” based on the music of the legendary British band Queen.

“We had strong operating results in all of our regions,” said Caesars Entertainment Executive Vice President and Chief Financial Officer Harry C. Hagerty.  “We also benefited from a better-than-normal table hold percentage in all of our domestic regions.  But even without the favorable hold, results were significantly better than our initial expectations.”

Western Region

EBITDA for the Western Region’s seven casino resorts was $149 million in the first quarter of 2004, up 42 percent from $105 million in the year-ago quarter. The regional EBITDA margin rose to 28 percent from 24 percent in the first quarter of 2003.

At Caesars Palace, net revenue in the quarter rose 41 percent, to a record $172 million, from $122 million in the first quarter of 2003. EBITDA was a record $47 million, an increase of 74 percent from the $27 million reported for the year-ago quarter. EBITDA margin at the property rose five points, to 27 percent.

Caesars Palace turned in a strong performance in other key categories. Table volumes in the first quarter rose 20 percent on a year-over-year basis, while slot volumes increased 31 percent. Table win rose 32 percent, while slot win was up by 46 percent. RevPAR rose 15 percent, driven by significantly higher occupancy and higher room rates.

Construction of the Roman Plaza, which will add new restaurant and entertainment attractions as well as a direct access point from the corner of Las Vegas Boulevard and Flamingo Road, is scheduled to be completed in July. The 175,000-square-foot expansion of the Forum Shops at Caesars is set to open in October. And work continues on the new 949-room tower and meeting space, which will debut in the second half of 2005.

At Paris Las Vegas, first quarter EBITDA was $43 million, up 65 percent from $26 million in the first quarter of 2003. The increase was due to a 38 percent increase in gaming win, which occurred despite a two percent decline in gaming volume. EBITDA margin rose to 37 percent from 27 percent in the first quarter of 2003. RevPAR rose nine percent from the year-ago period, largely due to higher room rates. The average paying rate rose 13 percent.

Bally’s Las Vegas reported EBITDA of $21 million, compared to $18 million in the year-ago quarter, due largely to increased room revenues. EBITDA margin increased three points to 28 percent. Gaming volume and win declined nine percent and two percent, respectively. RevPAR rose 13 percent, primarily driven by an 11 percent increase in room rates. The average paying rate increased 15 percent.

At the Flamingo Las Vegas, first quarter EBITDA was $30 million, compared to $24 million in the first quarter of 2003. Results were driven by a 14 percent increase in slot win and a 12 percent increase in RevPAR, based on stronger room rates. The average paying rate increased 12 percent. Gaming win rose 10 percent on increased gaming volume of two percent.

Other Nevada properties – the Reno Hilton, Caesars Tahoe and Flamingo Laughlin – recorded combined EBITDA of $8 million in the first quarter, down from $10 million in the first quarter of 2003. (Because financial results of the Las Vegas Hilton currently are classified as “discontinued operations,” they are not included in either year’s figures. The Las Vegas Hilton would have contributed $14 million to Western Region EBITDA in the first quarter of 2004 and $7 million in the year-ago quarter.)

Eastern Region

EBITDA from Caesars’ three Atlantic City casino resorts and management fees from its Dover Downs slot operation was $87 million, compared to $88 million in the first quarter of 2003. Reflecting new competition in the market from The Borgata Hotel Casino and Spa, the first quarter of 2004 saw a decline of four percent in gaming volumes, compared to the year-ago period. Slot win was up slightly more than one percent.

At Bally’s Atlantic City, first quarter EBITDA was $38 million, up slightly from $37 million in the first quarter of 2003. Despite declines in table and slot volumes of five percent and two percent, respectively, total gaming win essentially was even with the first quarter of 2003.

Bally’s reported a six percent increase in RevPAR. The average paying rate increased 31 percent.

EBITDA for Caesars Atlantic City was $37 million, even with the first quarter of 2003. A six percent decline in table win, largely due to reduced volume, was offset by a four percent increase in slot win.

At the Atlantic City Hilton, EBITDA for the first quarter was $11 million, down from $13 million in the first quarter of 2003. Table win and slot win were off four percent and three percent, respectively, largely due to lower volumes.

Mid-South Region

Caesars Entertainment’s seven casino resorts in Indiana, Mississippi and Louisiana reported first quarter EBITDA of $67 million. That compares to $62 million reported in the first quarter of 2003. EBITDA margin for the region was 23 percent, even with the year-ago quarter.

Caesars Indiana reported first quarter EBITDA of $19 million, up 12 percent from the $17 million recorded in the first quarter of 2003. RevPAR increased 26 percent, to $82, due to higher occupancy and a 21 percent increase in room rates. Increased slot volume drove a 13 percent increase in slot win. Table game win rose five percent on a slight increase in volume.

On the Gulf Coast, Grand Casino Biloxi reported a 36 percent increase in EBITDA, to $15 million from $11 million in the first quarter of 2003. Gaming win rose 11 percent on a 10 percent increase in volume. The property reported a nine percent increase in RevPAR, the result of a higher room rates. The average paying rate rose 24 percent.

First quarter EBITDA at Grand Casino Gulfport was $11 million, even with the year ago quarter. Gaming win increased eight percent as a result of a three percent increase in gaming volume and an increase in table hold percentage. The average paying rate was 12 percent higher than a year ago in the first quarter driving a two percent increase in RevPAR.

In Northern Mississippi, Grand Casino Tunica reported EBITDA of $10 million, compared to $11 million in the first quarter of 2003. RevPAR declined five percent, due to lower occupancy. EBITDA at the company’s other two Tunica properties totaled $13 million, up from $12 million in the first quarter of 2003.

International

The company’s ten international properties reported combined EBITDA of $20 million, even with the first quarter of 2003.

Capital expenditures

The company invested $78 million of capital during the first quarter of 2004. Maintenance capital expenditures were $44 million and investments in growth projects were $34 million.

The current capital expenditure budget for 2004 is $700 million, including $304 million for maintenance related projects. The growth capital budget includes $197 million for the new room tower and meeting space at Caesars Palace; $41 million for the garage adjacent to Caesars Atlantic City; $21 million for the Roman Plaza project at Caesars Palace; and $55 million related to development of the Mohawk Mountain Casino Resort in New York State. Other significant new capital investments are an additional $24 million for selected projects at Caesars Palace; $13 million at Paris; $15 million at Caesars Atlantic City and $10 million related to the Caesars Pauma project in Southern California.

Other items

Depreciation and Amortization in the first quarter was $109 million, compared to $111 million in the first quarter of 2003.

Corporate expense in the first quarter was $11 million, compared to $8 million in the first quarter of 2003, largely due to higher fees related to development activity. Beginning with the first quarter of 2004, the company allocated to its properties certain expenses, such as Information Technology, Internal Audit and Risk Management, which historically were considered corporate expenses. Results for 2003 periods have been reclassified to reflect the allocation of corporate expense.

Equity in earnings of unconsolidated affiliates primarily consists of earnings from the company’s share of ownership in Conrad Punta del Este in Uruguay, Caesars Gauteng near Johannesburg, South Africa and Casino Windsor in Windsor, Canada. For the first quarter, this item was $8 million, compared to $9 million in the first quarter of 2003.

Net interest expense in the quarter was $78 million, down from $82 million in the first quarter of 2003, due to lower debt balances, reduced borrowing costs and interest rate swaps executed in the third and fourth quarters of 2003. Capitalized interest was $1 million in the first quarter, down from $2 million in the year-ago quarter. Quarterly interest income was $1 million, down from $2 million in the first quarter of 2003.

The effective tax rate in the first quarter was 40.7 percent, compared to 42.3 percent in the first quarter of 2003.

There were no share repurchases in the quarter.

Balance sheet

As of March 31, 2004, the company had a cash balance of $254 million. The company paid down $138 million of indebtedness in the quarter, resulting in a debt balance of $4.49 billion on March 31, 2004.

The company had $1.2 billion available on its credit facilities, subject to covenant restrictions. The number of diluted shares outstanding was 310 million at the end of the first quarter.

Other events

On April 19, 2004, the Indiana Tax Court ruled in the case of Aztar Indiana Gaming Corporation v. Indiana Department of State Revenue that gaming taxes paid to the state of Indiana based on casino revenues are not deductible for the purpose of Indiana corporate income tax. The company understands that the affected party intends to seek judicial review of the decision in Indiana courts.

The company’s preliminary estimate is that the decision, if upheld, would have a cumulative negative impact on net income, through the first quarter of 2004, of between $6 million and $9 million (after the federal income tax benefit and before any penalties or interest). Once the company completes a more detailed analysis of the financial impact of the court decision, it will report its estimate in a press release and on Form 10-Q.

Guidance

The company is providing the following guidance based on the current competitive, economic, regulatory, tax and political environment and current expectations for Caesars Entertainment property performance. Changes in any of these factors as well as other factors that may or may not be currently known to management will affect this guidance.

Guidance will be revised when management becomes aware that financial results have been affected and reasonably believes that the company will no longer achieve the guidance range outlined below.

The guidance for adjusted earnings per share is a non-GAAP financial measure. This measure excludes items considered non-recurring from an operating perspective.

In the past, examples of non-recurring items that have not been included in adjusted earnings per share are pre-opening expenses, asset impairments and write-downs, investment gains and losses, discontinued operations, contract and litigation settlements and other non-recurring items.

Adjusted Diluted Earnings Per Share

Second Quarter 2004	Full Year 2004
$0.15 - $0.17	$0.64- $0.68

Non-GAAP financial measures

Adjusted net income, adjusted earnings per share and EBITDA are non-GAAP financial measurements. EBITDA is earnings before interest, taxes, depreciation and amortization (including depreciation from unconsolidated subsidiaries), pre-opening expense, asset impairments, write-downs, contract and litigation settlements, investment gains and losses, discontinued operations and other non-recurring items.

Adjusted net income, adjusted earnings per share and EBITDA are presented as supplemental disclosures because this is how the company reviews and analyzes its performance and the performance of its properties. These measures are used widely within the gaming industry as indicators of performance and of the value of gaming companies.

This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, such as operating income, net income or net cash provided by operating activities.

Caesars Entertainment’s calculation of adjusted net income, adjusted earnings per share and EBITDA may be different from the calculation used by other companies and therefore comparability may be limited. The company has included schedules in the tables that accompany this release that: 1) Reconcile EBITDA to operating income and net income and 2) Reconcile net income to adjusted net income.

Investor conference call

Caesars Entertainment has scheduled an investor conference call for today at 8:00 a.m. PDT (10:00 a.m. CDT and 11:00 a.m. EDT). The call can be accessed by calling 1-877-226-4294 or by visiting the Caesars Entertainment web site at www.caesars.com and selecting the Investor tab. International callers should dial 1-706-643-0366.

A replay of the conference call is available beginning today at 11:00 a.m. PDT (1:00 p.m. CDT and 2:00 p.m. EDT) through April 29 by calling 1-800-642-1687 or by visiting the Caesars Entertainment web site. The international replay number is 1-706-645-9291. The replay reservation number for both domestic and international callers is 6547155.

Annual shareholders meeting

The Board of Directors has established May 26, 2004 as the date of the annual shareholders meeting, to be held at 8 a.m. PDT at Caesars Palace in Las Vegas, Nevada. The record date for the meeting was April 6, 2004.

About Caesars Entertainment

Caesars Entertainment, Inc. (NYSE: CZR) is one of the world’s leading gaming companies. With $4.5 billion in annual net revenue, 29 properties on four continents, 29,000 hotel rooms, two million square feet of casino space and 55,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally’s, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

Additional information on Caesars Entertainment can be accessed through the company’s web site at www.caesars.com.

NOTE: This press release contains “forward-looking statements” within the meaning of the federal securities law, which are intended to qualify for the safe harbor from liability provided there under. All statements which are not historical statements of fact are “forward-looking statements” for purposes of these provisions and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all financial projections, including projections of revenue, market share, earnings, EBITDA, free cash flow, statements of management’s plans, objectives or expectations of future economic performance, statements regarding new developments or opportunities, asset dispositions, statements of belief, and/or statements regarding various programs and initiatives including capital programs, cost savings, debt reduction, customer marketing and anticipated construction, development, or acquisitions. Additional information concerning potential risk factors that could affect the company’s future performance are described from time to time in the company’s reports filed with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2003. The reports may be viewed free of charge at the following website: www.sec.gov. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

# # #

(Financial tables follow)

CAESARS ENTERTAINMENT, INC.

Summary Statements of Operations

(Amounts in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Net revenue	$1,196	$1,086

Operating costs and expenses	883	822
Depreciation and amortization	109	111
Pre-opening expense	—	1
Corporate expense	11	8
Total costs and expenses	1,003	942

Equity in earnings of unconsolidated affiliates	8	9

Operating income	201	153

Net interest expense	78	82

Income from continuing operations before taxes and minority interest	123	71

Income tax provision	50	30
Minority interest, net	2	1

Income from continuing operations	71	40

Discontinued operations
Income from discontinued operations, net of taxes	8	1

Net income	$79	$41

Basic earnings per share
Income from continuing operations	$0.23	$0.13
Discontinued operations, net of taxes - Las Vegas Hilton	0.03	0.01
Net income	$0.26	$0.14

Diluted earnings per share
Income from continuing operations	$0.23	$0.13
Discontinued operations, net of taxes - Las Vegas Hilton	0.02	0.01
Net income	$0.25	$0.14

Weighted average shares outstanding
Basic	306	301
Diluted	310	302

CAESARS ENTERTAINMENT, INC.

Property Operating Information

(Amounts in millions)

(unaudited)

	Three Months Ended March 31, 2004

	Net Revenue	Operating Income (Loss)	Depreciation and Amortization	Depreciation from Unconsolidated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$116	$35	$8	$—	$43
Bally's Las Vegas	75	12	9	—	21
Caesars Palace	172	34	13	—	47
Flamingo Las Vegas	91	24	6	—	30
Reno Hilton	33	—	3	—	3
Caesars Tahoe	20	(2)	2	—	—
Flamingo Laughlin	28	4	1	—	5
	535	107	42	—	149
EASTERN REGION
Bally's Atlantic City	155	24	14	—	38
Caesars Atlantic City	119	26	11	—	37
Atlantic City Hilton	68	6	5	—	11
Dover Downs	1	1	—	—	1
	343	57	30	—	87
MID-SOUTH REGION
Grand Biloxi	62	10	5	—	15
Grand Tunica	53	4	6	—	10
Caesars Indiana	79	12	7	—	19
Grand Gulfport	47	7	4	—	11
Sheraton Tunica	20	5	3	—	8
Bally's New Orleans	15	—	—	—	—
Bally's Tunica	17	4	1	—	5
Regional Overhead	—	(1)	—	—	(1)
	293	41	26	—	67

INTERNATIONAL and Other	25	9	9	2	20

CORPORATE	—	(13)	2	—	(11)

TOTAL	$1,196	$201	$109	$2	$312

	Three Months Ended March 31, 2003

	Net Revenue	Operating Income (Loss)	Depreciation and Amortization	Pre-opening Expense	Depreciation from Unconsolidated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$95	$19	$7	$—	$—	$26
Bally's Las Vegas	71	8	10	—	—	18
Caesars Palace	122	14	12	1	—	27
Flamingo Las Vegas	76	18	6	—	—	24
Reno Hilton	30	(1)	3	—	—	2
Caesars Tahoe	23	1	2	—	—	3
Flamingo Laughlin	28	3	2	—	—	5
	445	62	42	1	—	105
EASTERN REGION
Bally's Atlantic City	157	21	16	—	—	37
Caesars Atlantic City	118	25	12	—	—	37
Atlantic City Hilton	69	7	6	—	—	13
Dover Downs	1	1	—	—	—	1
	345	54	34	—	—	88
MID-SOUTH REGION
Grand Biloxi	55	7	4	—	—	11
Grand Tunica	52	4	7	—	—	11
Caesars Indiana	71	10	7	—	—	17
Grand Gulfport	44	8	3	—	—	11
Sheraton Tunica	20	5	2	—	—	7
Bally's New Orleans	15	1	—	—	—	1
Bally's Tunica	17	4	1	—	—	5
Regional Overhead	—	(1)	—	—	—	(1)
	274	38	24	—	—	62

INTERNATIONAL and Other	22	9	9	—	2	20

CORPORATE	—	(10)	2	—	—	(8)

TOTAL	$1,086	$153	$111	$1	$2	$267

NOTE:  All Property Operating Information excludes the results of Las Vegas Hilton which is classified as discontinued operations for all periods presented.

CAESARS ENTERTAINMENT, INC.

Property Operating Information

(unaudited)

	Three Months Ended March 31, 2004

	Table Hold %	Occupancy %	APR (1)	ADR (2)	RevPAR (3)
WESTERN REGION
Paris Las Vegas	18.4%	94.4%	$152	$146	$138
Bally's Las Vegas	13.9%	93.9%	$117	$114	$107
Caesars Palace	18.2%	97.1%	$164	$160	$156
Flamingo Las Vegas	17.6%	93.0%	$94	$92	$86
Reno Hilton	17.8%	81.6%	$70	$70	$57
Caesars Tahoe	19.2%	83.4%	$114	$120	$101
Flamingo Laughlin	19.7%	87.7%	$29	$28	$25
	17.9%	91.7%	$110	$108	$99

EASTERN REGION
Bally's Atlantic City	16.1%	94.8%	$98	$77	$73
Caesars Atlantic City	17.6%	96.0%	$102	$86	$82
Atlantic City Hilton	17.0%	89.9%	$80	$78	$70
	16.8%	94.1%	$95	$80	$75

MID-SOUTH REGION
Grand Biloxi	15.8%	96.8%	$73	$62	$60
Grand Tunica	15.5%	73.2%	$54	$55	$40
Caesars Indiana	17.8%	93.3%	$86	$87	$82
Grand Gulfport	18.0%	89.2%	$56	$54	$48
Sheraton Tunica	18.2%	98.0%	$68	$63	$62
Bally's New Orleans	17.4%	n/a	n/a	n/a	n/a
Bally's Tunica	20.0%	94.2%	$46	$40	$38
	16.9%	86.9%	$63	$60	$52

	Three Months Ended March 31, 2003

	Table Hold %	Occupancy %	APR (1)	ADR (2)	RevPAR (3)
WESTERN REGION
Paris Las Vegas	11.0%	95.0%	$134	$134	$127
Bally's Las Vegas	15.0%	92.0%	$102	$103	$95
Caesars Palace	16.5%	91.3%	$156	$149	$136
Flamingo Las Vegas	17.1%	92.8%	$84	$83	$77
Reno Hilton	14.9%	78.1%	$70	$68	$53
Caesars Tahoe	16.6%	84.8%	$117	$130	$110
Flamingo Laughlin	17.3%	88.3%	$29	$27	$24
	15.2%	90.2%	$100	$99	$89
EASTERN REGION
Bally's Atlantic City	15.9%	96.2%	$75	$72	$69
Caesars Atlantic City	17.8%	97.7%	$97	$85	$83
Atlantic City Hilton	17.2%	90.3%	$82	$80	$72
	16.8%	95.4%	$83	$78	$74
MID-SOUTH REGION
Grand Biloxi	13.8%	97.7%	$59	$57	$55
Grand Tunica	17.2%	79.8%	$51	$52	$42
Caesars Indiana	17.0%	89.7%	$72	$72	$65
Grand Gulfport	13.6%	89.4%	$50	$52	$47
Sheraton Tunica	14.8%	97.4%	$56	$60	$59
Bally's New Orleans	17.8%	n/a	n/a	n/a	n/a
Bally's Tunica	18.7%	89.9%	$49	$38	$34
	15.7%	88.7%	$55	$55	$49

NOTE:  All Property Operating Information excludes the results of Las Vegas Hilton which is classified as discontinued operations for all periods presented.

(1)  APR is Average Paying Rate and is calculated by dividing cash room revenue by cash rooms occupied.

(2)  ADR is Average Daily Rate and is calculated by dividing total room revenue by total rooms occupied.

(3)  RevPAR is defined as Revenue Per Available Room and is calculated by dividing total room revenue by rooms available.

CAESARS ENTERTAINMENT, INC.

Reconciliation of EBITDA to Net Income

(Amounts in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003

EBITDA(1)	$312	$267
Depreciation and amortization	(109)	(111)
Depreciation from unconsolidated subs	(2)	(2)
Pre-opening expense	—	(1)

Operating income	201	153
Net interest expense	(78)	(82)
Income tax provision	(50)	(30)
Minority interest, net	(2)	(1)
Discontinued operations, net of taxes - Las Vegas Hilton	8	1
Net income	$79	$41

Earnings per share
Basic	$0.26	$0.14
Diluted	$0.25	$0.14

Weighted average shares outstanding
Basic	306	301
Diluted	310	302

(1)            EBITDA is earnings before interest, taxes, depreciation and amortization, pre-opening, and discontinued operations.

CAESARS ENTERTAINMENT, INC.

Reconciliation of Net Income to Adjusted Net Income

(Amounts in millions, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Net income	$79	$41
Adjustments:
Pre-opening expense	—	1
Discontinued operations, net of taxes - Las Vegas Hilton	(8)	(1)
Adjusted net income	$71	$41

Adjusted earnings per share
Basic	$0.23	$0.14
Diluted	$0.23	$0.14

Weighted average shares outstanding
Basic	306	301
Diluted	310	302

CAESARS ENTERTAINMENT, INC.

Summary Statements of Operations

(Amounts in millions, except per share amounts)

(unaudited)

	Q1-03	Q2-03	Q3-03	Q4-03	Year Ended December 31, 2003

Net revenue	$1,086	$1,136	$1,169	$1,064	$4,455

Operating costs and expenses	822	855	880	853	3,410
Depreciation and amortization	111	114	110	105	440
Pre-opening expense	1	—	—	—	1
Impairment losses and other	—	—	—	127	127
Corporate expense	8	9	8	11	36
Total costs and expenses	942	978	998	1,096	4,014

Equity in earnings of unconsolidated affiliates	9	2	3	5	19

Operating income (loss)	153	160	174	(27)	460

Net interest expense	82	86	82	78	328

Income (loss) from continuing operations before taxes and minority interest	71	74	92	(105)	132

Income tax provision (benefit)	30	31	38	(24)	75
Minority interest, net	1	—	1	1	3

Income (loss) from continuing operations	40	43	53	(82)	54

Discontinued operations

Loss from discontinued operations, net of taxes	1	(2)	(5)	(2)	(8)

Net income (loss)	$41	$41	$48	$(84)	$46

Basic income (loss) per share
Income (loss) from continuing operations	$0.13	$0.14	$0.18	$(0.27)	$0.18
Discontinued operations, net of taxes	0.01	—	(0.02)	(0.01)	(0.03)
Net income (loss)	$0.14	$0.14	$0.16	$(0.28)	$0.15

Diluted income (loss) per share
Income (loss) from continuing operations	$0.13	$0.14	$0.17	$(0.27)	$0.18
Discontinued operations, net of taxes	0.01	—	(0.01)	(0.01)	(0.03)
Net income (loss)	$0.14	$0.14	$0.16	$(0.28)	$0.15

Weighted average shares outstanding
Basic	301	301	302	303	302
Diluted	302	302	304	303	304

CAESARS ENTERTAINMENT, INC.

Property Operating Information

(Amounts in millions)

(unaudited)

	Three Months Ended March 31, 2003
	Net Revenue	Operating Income (Loss)	Deprecia- tion and Amor- tization	Pre- opening Expense	Deprecia- tion from Unconsol- idated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$95	$19	$7	$—	$—	$26
Bally’s Las Vegas	71	8	10	—	—	18
Caesars Palace	122	14	12	1	—	27
Flamingo Las Vegas	76	18	6	—	—	24
Reno Hilton	30	(1)	3	—	—	2
Caesars Tahoe	23	1	2	—	—	3
Flamingo Laughlin	28	3	2	—	—	5
	445	62	42	1	—	105
EASTERN REGION
Bally’s Atlantic City	157	21	16	—	—	37
Caesars Atlantic City	118	25	12	—	—	37
Atlantic City Hilton	69	7	6	—	—	13
Dover Downs	1	1	—	—	—	1
	345	54	34	—	—	88
MID-SOUTH REGION
Grand Biloxi	55	7	4	—	—	11
Grand Tunica	52	4	7	—	—	11
Caesars Indiana	71	10	7	—	—	17
Grand Gulfport	44	8	3	—	—	11
Sheraton Tunica	20	5	2	—	—	7
Belle of Orleans	15	1	—	—	—	1
Bally’s Tunica	17	4	1	—	—	5
Regional Overhead	—	(1)	—	—	—	(1)
	274	38	24	—	—	62

INTERNATIONAL and Other	22	9	9	—	2	20

CORPORATE	—	(10)	2	—	—	(8)

TOTAL	$1,086	$153	$111	$1	$2	$267

NOTE:          All Property Operating Information excludes the results of Las Vegas Hilton which is classified as  discontinued operations for all periods presented.

	Three Months Ended June 30, 2003
	Net Revenue	Operating Income (Loss)	Deprecia- tion and Amor- tization	Deprecia- tion from Unconsol- idated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$91	$11	$9	$—	$20
Bally’s Las Vegas	66	2	9	—	11
Caesars Palace	132	16	14	—	30
Flamingo Las Vegas	77	17	6	—	23
Reno Hilton	31	—	2	—	2
Caesars Tahoe	19	(3)	3	—	—
Flamingo Laughlin	27	1	2	—	3
	443	44	45	—	89
EASTERN REGION
Bally’s Atlantic City	177	38	16	—	54
Caesars Atlantic City	134	36	12	—	48
Atlantic City Hilton	79	14	5	—	19
Dover Downs	1	1	—	—	1
	391	89	33	—	122
MID-SOUTH REGION
Grand Biloxi	55	7	4	—	11
Grand Tunica	54	6	6	—	12
Caesars Indiana	75	10	9	—	19
Grand Gulfport	47	9	3	—	12
Sheraton Tunica	18	4	3	—	7
Belle of Orleans	15	—	—	—	—
Bally’s Tunica	15	3	—	—	3
Regional Overhead	—	(1)	—	—	(1)
	279	38	25	—	63

INTERNATIONAL and Other	23	—	9	1	10

CORPORATE	—	(11)	2	—	(9)

TOTAL	$1,136	$160	$114	$1	$275

NOTE:          All Property Operating Information excludes the results of Las Vegas Hilton which is classified as  discontinued operations for all periods presented.

	Three Months Ended September 30, 2003
	Net Revenue	Operating Income (Loss)	Deprecia- tion and Amor- tization	Deprecia- tion from Unconsol- idated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$98	$18	$8	$—	$26
Bally’s Las Vegas	67	4	10	—	14
Caesars Palace	125	10	12	—	22
Flamingo Las Vegas	75	13	5	—	18
Reno Hilton	34	1	3	—	4
Caesars Tahoe	28	2	3	—	5
Flamingo Laughlin	26	1	2	—	3
	453	49	43	—	92
EASTERN REGION
Bally’s Atlantic City	183	40	16	—	56
Caesars Atlantic City	138	37	12	—	49
Atlantic City Hilton	80	15	5	—	20
Dover Downs	2	2	—	—	2
	403	94	33	—	127
MID-SOUTH REGION
Grand Biloxi	60	9	4	—	13
Grand Tunica	53	6	5	—	11
Caesars Indiana	76	9	8	—	17
Grand Gulfport	48	7	3	—	10
Sheraton Tunica	19	4	1	—	5
Belle of Orleans	14	(1)	1	—	—
Bally’s Tunica	16	2	2	—	4
Regional Overhead	—	—	—	—	—
	286	36	24	—	60

INTERNATIONAL and Other	27	5	8	2	15

CORPORATE	—	(10)	2	—	(8)

TOTAL	$1,169	$174	$110	$2	$286

NOTE:          All Property Operating Information excludes the results of Las Vegas Hilton which is classified as  discontinued operations for all periods presented.

	Three Months Ended December 31, 2003
	Net Revenue	Operating Income (Loss)	Deprecia- tion and Amor- tization	Impair- ment Losses and Other	Deprecia- tion from Unconsol- idated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$98	$20	$8	$—	$—	$28
Bally’s Las Vegas	71	6	10	—	—	16
Caesars Palace	120	5	13	—	—	18
Flamingo Las Vegas	72	13	6	—	—	19
Reno Hilton	29	(2)	2	—	—	—
Caesars Tahoe	20	(40)	2	38	—	—
Flamingo Laughlin	24	(88)	1	89	—	2
	434	(86)	42	127	—	83
EASTERN REGION
Bally’s Atlantic City	151	11	17	—	—	28
Caesars Atlantic City	116	16	11	—	—	27
Atlantic City Hilton	68	5	5	—	—	10
Dover Downs	1	1	—	—	—	1
	336	33	33	—	—	66
MID-SOUTH REGION
Grand Biloxi	55	5	5	—	—	10
Grand Tunica	48	3	5	—	—	8
Caesars Indiana	73	13	2	—	—	15
Grand Gulfport	42	4	4	—	—	8
Sheraton Tunica	20	5	2	—	—	7
Belle of Orleans	13	—	—	—	—	—
Bally’s Tunica	16	3	1	—	—	4
Regional Overhead	—	(1)	—	—	—	(1)
	267	32	19	—	—	51

INTERNATIONAL and Other	27	7	9	—	1	17

CORPORATE	—	(13)	2	—	—	(11)

TOTAL	$1,064	$(27)	$105	$127	$1	$206

NOTE:          All Property Operating Information excludes the results of Las Vegas Hilton which is classified as  discontinued operations for all periods presented.

	Year Ended December 31, 2003
	Net Revenue	Operating Income (Loss)	Deprecia- tion and Amor- tization	Pre- opening Expense	Impair- ment Losses and Other	Deprecia- tion from Unconsol- idated Affiliates	EBITDA
WESTERN REGION
Paris Las Vegas	$382	$68	$32	$—	$—	$—	$100
Bally’s Las Vegas	275	20	39	—	—	—	59
Caesars Palace	499	45	51	1	—	—	97
Flamingo Las Vegas	300	61	23	—	—	—	84
Reno Hilton	124	(2)	10	—	—	—	8
Caesars Tahoe	90	(40)	10	—	38	—	8
Flamingo Laughlin	105	(83)	7	—	89	—	13
	1,775	69	172	1	127	—	369
EASTERN REGION
Bally’s Atlantic City	668	110	65	—	—	—	175
Caesars Atlantic City	506	114	47	—	—	—	161
Atlantic City Hilton	296	41	21	—	—	—	62
Dover Downs	5	5	—	—	—	—	5
	1,475	270	133	—	—	—	403
MID-SOUTH REGION
Grand Biloxi	225	28	17	—	—	—	45
Grand Tunica	207	19	23	—	—	—	42
Caesars Indiana	295	42	26	—	—	—	68
Grand Gulfport	181	28	13	—	—	—	41
Sheraton Tunica	77	18	8	—	—	—	26
Belle of Orleans	57	—	1	—	—	—	1
Bally’s Tunica	64	12	4	—	—	—	16
Regional Overhead	—	(3)	—	—	—	—	(3)
	1,106	144	92	—	—	—	236

INTERNATIONAL and Other	99	21	35	—	—	6	62

CORPORATE	—	(44)	8	—	—	—	(36)

TOTAL	$4,455	$460	$440	$1	$127	$6	$1,034

NOTE:          All Property Operating Information excludes the results of Las Vegas Hilton which is classified as  discontinued operations for all periods presented.